                                                                    Exhibit 10.5


                            [WELLS FARGO LETTERHEAD]




  Mr. Timothy Wiens
  President
  Firstate Bank of Colorado
  11210 Huron St.
  Northelenn, CO 80234

  Dear Mr. Wiens:

  We are pleased to inform you that we have established the ability for your institution to purchase Fed Funds from us in an amount not to exceed $1,500,000.

  This arrangement should not be considered as a commitment to fund as it is subject to cancellation with notice and funds under it are available at our sole discretion with respect to any request for purchase.

  We appreciate the fine relationship between our institutions and look forward to dealing with you Fed Funds needs,

  Sincerely,

  /s/ Cindy Spagnola
  Cindy Spagnola
  Vice President